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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              We hereby consent to the use in this Amendment No. 6 to the Registration Statement on Form S-1 of FX Alliance Inc. of our report dated May 5, 2011, except for Note 7, Note 11, Note 14, and the financial statement schedule, which are as of September 19, 2011, relating to the consolidated financial statements and financial statements schedule of FX Alliance Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
January 27, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM